Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS

FIRST QUARTER 2021 RESULTS

Tampa, FL – May 7, 2021 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”), a leading provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, today reported results for the first quarter 2021.

●	Net loss for the first quarter 2021 was $15.9 million, or $(0.18) per diluted share, compared with net income of $25.1 million, or $0.28 per diluted share, for the first quarter 2020. The first quarter of 2020 included a $19.2 million gain related to the acquisition of the Alaska Tanker Company.

●

In April, we entered into a contract to sell the Overseas Gulf Coast for $32.5 million. Based on the negotiated sale terms, the transaction will result in a $5.4 million loss, which we recorded in the first quarter of 2021. The sale of this unencumbered asset will provide additional liquidity.

●	Shipping revenues for the first quarter 2021 were $81.3 million, a decrease of 19.4% from $100.9 million in the first quarter 2020.

●	Winter Storm Uri resulted in U.S. refinery shutdowns further reducing transportation demand from already depressed levels as a consequence of the COVID-19 pandemic.

●	During this quarter, the Company had seven ships in lay-up and one vessel unemployed in the spot market for two months.

●	Time charter equivalent (TCE) revenues(A), a non-GAAP measure, for the first quarter 2021 were $65.5 million, down 32.5% compared with the first quarter 2020.

●	First quarter 2021 Adjusted EBITDA(B), a non-GAAP measure, was $6.2 million, down 88.2% from $52.8 million in the first quarter 2020.

●	Total cash(c) was $45.2 million as of March 31, 2021.

Sam Norton, President and CEO, commenting on the recently completed quarter, stated “The ongoing coronavirus pandemic, and associated lockdowns, business closures and travel restrictions, continued to severely impact global and national energy markets – and by extension demand for crude oil and refined product marine transportation in the first quarter. Given this very difficult operating environment, the results announced this morning have met our expectations and point to the continuing benefit of having a diversified asset portfolio. Although our conventional Jones Act tankers experienced losses in the first quarter, our other operating assets performed largely in line with historical norms. Heightened uncertainty has resulted in the non-renewal of charters for tankers. In response to this we have placed six conventional tankers and one of our lightering ATBs in layup as of March 31.”

Mr. Norton added “We anticipate that, as vaccine distribution continues to expand and there is a continued lifting of COVID-19 restrictions, mobility and related US consumption of transportation fuels will normalize to fuel demand patterns consistent with historic levels of consumption. This normalization should stimulate more marine transportation demand, leading us to reactivate vessels from layup. The pace and trajectory of demand recovery continues to be influenced by many factors, including progress in resolving the pandemic outside of the US, and near-term uncertainty will continue to define a wide spectrum of possible vessel reactivation outcomes as we move through the late spring and summer. Nonetheless, we believe that, as our customers’ visibility and confidence in the future returns, there will be a resumption of more typical customer behavior and time charter activity will rebound, leading to improving financial performance as the year progresses.”

A, B, C Reconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 8.

First Quarter 2021 Results

Shipping revenues were $81.3 million for the quarter, down 19.4% compared with the first quarter of 2020. TCE revenues for the first quarter of 2021 were $65.5 million, a decrease of $31.6 million, or 32.5%, compared with the first quarter of 2020, primarily a result of a 624-day increase in lay-up days due to seven vessels in lay-up, a decision taken in light of the lack of demand due to the economic impact of COVID-19. The decrease in TCE revenues was partially offset by the addition to our fleet of three crude oil tankers, Alaskan Explorer, Alaskan Legend and Alaskan Navigator, which were purchased on March 12, 2020.

Operating loss for the first quarter of 2021 was $15.8 million compared to operating income of $37.5 million in the first quarter of 2020. We had seven vessels in lay-up during the first quarter of 2021. Additionally, one vessel was available in the spot market and was unemployed for two months prior to entering into a time charter. The first quarter of 2020 included a gain on termination of a pre-existing arrangement related to the acquisition of the Alaska Tanker Company.

In April 2021, we entered into a contract to sell the Overseas Gulf Coast for $32.5 million. Based on the negotiated sale terms, the transaction will result in a $5.4 million loss, which was recorded in the first quarter.

Net loss for the first quarter of 2021 was $15.9 million, or $(0.18) per diluted share, compared with net income of $25.1 million, or $0.28 per diluted share, for the first quarter 2020.

Adjusted EBITDA was $6.2 million for the quarter, a decrease of $46.6 million compared with the first quarter of 2020, driven primarily by the decrease in TCE revenues.

Conference Call

The Company will host a conference call to discuss its first quarter 2021 results at 9:30 a.m. Eastern Time (“ET”) on Friday, May 7, 2021.

To access the call, participants should dial (844) 850-0546 for domestic callers and (412) 317-5203 for international callers. Please dial in ten minutes prior to the start of the call.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.osg.com/.

An audio replay of the conference call will be available starting at 11:30 a.m. ET on Friday, May 7, 2021 through 10:59 p.m. ET on Friday, May 14, 2021 by dialing (877) 344-7529 for domestic callers and (412) 317-0088 for international callers, and entering Access Code 10155061.

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About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE:OSG) is a publicly traded company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 22 vessel U.S. Flag fleet consists of three crude oil tankers doing business in Alaska, two conventional ATB, two lightering ATBs, three shuttle tankers, ten MR tankers, and two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program. OSG also currently owns and operates two Marshall Islands flagged MR tankers which trade internationally.

OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, the Company may make or approve certain forward-looking statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to our prospects, supply and demand for vessels in the markets in which we operate and the impact on market rates and vessel earnings, the continued stability of our niche businesses, and the impact of our time charter contracts on our future financial performance. Forward-looking statements are based on our current plans, estimates and projections, and are subject to change based on a number of factors. COVID-19 has had, and will continue to have, a profound impact on our workforce, and many aspects of our business and industry. Investors should carefully consider the risk factors outlined in more detail in our filings with the SEC. We do not assume any obligation to update or revise any forward-looking statements except as may be required by applicable law. Forward-looking statements and written and oral forward-looking statements attributable to us or our representatives after the date of this press release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by us with the SEC.

Investor Relations & Media Contact:

Susan Allan, Overseas Shipholding Group, Inc.

(813) 209-0620

sallan@osg.com

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Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
	(unaudited)	(unaudited)
Shipping Revenues:
Time and bareboat charter revenues	$63,788	$78,150
Voyage charter revenues	17,485	22,709
	81,273	100,859

Operating Expenses:
Voyage expenses	15,760	3,786
Vessel expenses	31,807	35,769
Charter hire expenses	22,318	22,460
Depreciation and amortization	15,319	14,019
General and administrative	6,365	6,173
Loss on disposal of vessels and other property, including impairments, net	5,493	296
Total operating expenses	97,062	82,503
(Loss)/income from vessel operations	(15,789)	18,356
Gain on termination of pre-existing arrangement	—	19,172
Operating (loss)/income	(15,789)	37,528
Other income, net	122	31
(Loss)/income before interest expense and income taxes	(15,667)	37,559
Interest expense	(6,370)	(6,074)
(Loss)/income before income taxes	(22,037)	31,485
Income tax benefit/(expense)	6,169	(6,360)
Net (loss)/income	$(15,868)	$25,125

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	90,111,701	89,422,311
Diluted - Class A	90,111,701	90,388,988
Per Share Amounts:
Basic and diluted net (loss)/income - Class A	$(0.18)	$0.28

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Consolidated Balance Sheets

	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$45,093	$69,697
Restricted cash	37	49
Voyage receivables, including unbilled of $4,999 and $6,740, net of reserve for doubtful accounts	10,872	13,123
Income tax receivable	388	387
Other receivables	3,817	1,817
Inventories, prepaid expenses and other current assets	5,067	3,603
Total Current Assets	65,274	88,676
Vessels and other property, less accumulated depreciation	787,241	832,174
Asset held for sale	31,850	—
Deferred drydock expenditures, net	45,810	43,134
Total Vessels, Other Property and Deferred Drydock	864,901	875,308
Restricted cash - non current	59	73
Intangible assets, less accumulated amortization	26,067	27,217
Operating lease right-of-use assets, net	197,073	215,817
Other assets	26,058	24,646
Total Assets	$1,179,432	$1,231,737
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$48,449	$48,089
Current portion of operating lease liabilities	90,612	90,613
Current portion of finance lease liabilities	4,001	4,000
Current installments of long-term debt	38,718	38,922
Total Current Liabilities	181,780	181,624
Reserve for uncertain tax positions	183	189
Noncurrent operating lease liabilities	128,055	147,154
Noncurrent finance lease liabilities	20,793	21,360
Long-term debt	380,165	390,198
Deferred income taxes, net	74,821	80,992
Other liabilities	29,618	30,409
Total Liabilities	815,415	851,926
Equity:
Common stock - Class A ($0.01 par value; 166,666,666 shares authorized; 86,863,651 and 86,365,422 shares issued and outstanding)	869	864
Paid-in additional capital	592,732	592,564
Accumulated deficit	(229,203)	(213,335)
	364,398	380,093
Accumulated other comprehensive loss	(381)	(282)
Total Equity	364,017	379,811
Total Liabilities and Equity	$1,179,432	$1,231,737

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Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2021	2020
	(unaudited)	(unaudited)
Cash Flows from Operating Activities:
Net (loss)/income	$(15,868)	$25,125
Items included in net income not affecting cash flows:
Depreciation and amortization	15,319	14,019
Gain on termination of pre-existing arrangement	—	(19,172)
Loss on disposal of vessels and other property, including impairments, net	5,493	296
Amortization of debt discount and other deferred financing costs	557	533
Compensation relating to restricted stock awards and stock option grants	575	438
Deferred income tax (benefit)/expense	(6,178)	2,135
Interest on finance lease liabilities	460	506
Non-cash operating lease expense	22,717	22,811
Distributed earnings of affiliated companies	—	3,562
Payments for drydocking	(8,179)	(3,327)
Operating lease liabilities	(22,860)	(22,969)
Changes in operating assets and liabilities, net	(1,217)	2,162
Net cash (used in)/provided by operating activities	(9,181)	26,119
Cash Flows from Investing Activities:
Acquisition, net of cash acquired	—	(16,973)
Expenditures for vessels and vessel improvements	(3,227)	(20,871)
Expenditures for other property	—	(232)
Net cash used in investing activities	(3,227)	(38,076)
Cash Flows from Financing Activities:
Payments on debt	(9,616)	(7,865)
Tax withholding on share-based awards	(402)	(197)
Payments on principal portion of finance lease liabilities	(1,026)	(1,037)
Extinguishment of debt	(301)	—
Deferred financing costs paid for debt amendments	(877)	—
Issuance of debt, net of issuance and deferred financing costs	—	80,886
Net cash (used in)/provided by financing activities	(12,222)	71,787
Net (decrease)/increase in cash, cash equivalents and restricted cash	(24,630)	59,830
Cash, cash equivalents and restricted cash at beginning of period	69,819	41,677
Cash, cash equivalents and restricted cash at end of period	$45,189	$101,507

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Spot and Fixed TCE Rates Achieved and Revenue Days

The following table provides a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three months ended March 31, 2021 and the comparable period of 2020. Revenue days in the quarter ended March 31, 2021 totaled 1,473 compared with 1,898 in the prior year quarter.

	2021		2020
Three Months Ended March 31,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$24,467	$65,165	$61,951	$60,260
Revenue days	148	477	92	1,052
Non-Jones Act Handysize Product Carriers:
Average rate	$14,958	$7,044	$27,727	$16,788
Revenue days	180	177	154	182
ATBs:
Average rate	$—	$32,339	$28,332	$24,015
Revenue days	—	180	93	89
Lightering:
Average rate	$92,524	$—	$78,258	$61,012
Revenue days	73	—	91	87
Alaska (a):
Average rate	$—	$58,743	$—	$59,015
Revenue days	—	238	—	58

(a) Excludes one Alaska vessel currently in layup.

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Fleet Information

As of March 31, 2021, OSG’s operating fleet consisted of 25 vessels, 13 of which were owned, with the remaining vessels chartered-in. Vessels chartered-in are on Bareboat Charters.

	Vessels Owned	Vessels Chartered-In	Total at March 31, 2021
Vessel Type	Number	Number	Total Vessels	Total dwt (3)
Handysize Product Carriers (1)	6	11	17	810,825
Crude Oil Tankers (2)	3	1	4	772,194
Refined Product ATBs	2	—	2	54,182
Lightering ATBs	2	—	2	91,112
Total Operating Fleet	13	12	25	1,728,313

(1)	Includes two owned shuttle tankers, 11 chartered-in tankers, and two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program, all of which are U.S. flagged, as well as two owned Marshall Island flagged non-Jones Act MR tankers trading in international markets.
(2)	Includes three crude oil tankers doing business in Alaska and one crude oil tanker bareboat chartered-in and in layup.
(3)	Total dwt is defined as aggregate deadweight tons for all vessels of that type.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures provide investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. TCE revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follows:

	Three Months Ended March 31,
	2021	2020
Time charter equivalent revenues	$65,513	$97,073
Add: Voyage expenses	15,760	3,786
Shipping revenues	$81,273	$100,859

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Vessel Operating Contribution

Vessel operating contribution, a non-GAAP measure, is TCE revenues minus vessel expenses and charter hire expenses.

	Three Months Ended March 31,
($ in thousands)	2021	2020
Niche market activities	$13,142	$21,706
Jones Act handysize tankers	(12,257)	12,384
ATBs	3,581	2,805
Alaska crude oil tankers	6,922	1,949
Vessel operating contribution	11,388	38,844
Depreciation and amortization	15,319	14,019
General and administrative	6,365	6,173
Loss on disposal of vessels and other property, including impairments, net	5,493	296
(Loss)/income from vessel operations	$(15,789)	$18,356

(B) EBITDA and Adjusted EBITDA

EBITDA represents net income/(loss) before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted to exclude amortization classified in charter hire expenses, interest expense classified in charter hire expenses, loss/(gain) on disposal of vessels and other property, including impairments, net, non-cash stock based compensation expense and loss on repurchases and extinguishment of debt and the impact of other items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net income/(loss) or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled measures used by other companies due to differences in methods of calculation. The following table reconciles net income/(loss) as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA.

	Three Months Ended March 31,
($ in thousands)	2021	2020
Net (loss)/income	$(15,868)	$25,125
Income tax (benefit)/expense	(6,169)	6,360
Interest expense	6,370	6,074
Depreciation and amortization	15,319	14,019
EBITDA	(348)	51,578
Amortization classified in charter hire expenses	143	143
Interest expense classified in charter hire expenses	345	379
Loss on disposal of vessels and other property, including impairments, net	5,493	296
Non-cash stock based compensation expense	575	438
Adjusted EBITDA	$6,208	$52,834

(C) Total Cash

($ in thousands)	March 31, 2021	December 31, 2020
Cash and cash equivalents	$45,093	$69,697
Restricted cash - current	37	49
Restricted cash – non-current	59	73
Total Cash	$45,189	$69,819

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